UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 12, 2016

California Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 Oakdale Avenue, Suite 900 Los Angeles, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2016, California Resources Corporation (the “Company”) amended its Credit Agreement, dated as of September 24, 2014, as previously amended, among the Company and the other parties thereto (the “Existing Credit Agreement”). Concurrently, the Company entered into a $1 billion credit agreement (the “New Credit Agreement”) with Goldman Sachs Bank USA, as lead arranger and bookrunner, The Bank of New York Mellon Trust Company, N.A., as administrative agent and collateral agent (the “Administrative Agent”) and the lenders thereunder.

Fifth Amendment to the Existing Credit Agreement

The Fifth Amendment to the Existing Credit Agreement was effected in conjunction with the incurrence of the New Term Loans described below. The Fifth Amendment provides relief from the application of existing financial maintenance covenants until the end of the first quarter of 2018. In particular, the Fifth Amendment now requires that until the end of the first quarter of 2018, (i) the ratio of our first priority, first out secured debt to trailing four quarter EBITDAX (the “First-Lien First-Out Leverage Ratio”) may not exceed 3.25 to 1.00 at any quarter end and (ii) the total interest expense coverage ratio at each quarter end may not be less than 1.20 to 1.00. Starting with the end of the first quarter of 2018, these ratios revert to their pre-amendment levels such that the First-Lien First-Out Leverage Ratio may not exceed 2.25 to 1.00 and the total interest expense coverage ratio may not be less than 2.00 to 1.00. The Fifth Amendment also includes a new First-Lien Asset Coverage Ratio of 1.20 to 1.00 that is consistent with a covenant included in the New Credit Agreement described below.

Under the Fifth Amendment, revolver commitments of our Existing Credit Agreement lenders were permanently reduced from $1.6 billion to $1.4 billion. Our borrowing base did not change from $2.3 billion and, following the Fifth Amendment, exceeds the total commitments of such lenders. In addition to these changes, the Fifth Amendment added our non-borrowing base assets as collateral to secure obligations under the Existing Credit Agreement and permitted the New Term Loans to share the first priority security interest in such collateral, subject to the intercreditor arrangements described below. Consequently, the Existing Credit Agreement no longer permits us to incur indebtedness secured by first priority liens on our non-borrowing base assets though it does, subject to compliance with the covenants regarding asset dispositions, still permit us to dispose of our non-borrowing base assets. Our non-borrowing base assets will now also secure our 8% Second Lien Notes.

We will be permitted to use up to 40% of the proceeds from the sale of non-borrowing base assets for general corporate purposes or to repurchase indebtedness junior to the Existing Credit Agreement facility to the extent available at a specified minimum discount to par at any time so long as the ratio of our total debt to consolidated EBITDAX exceeds 4.00 to 1.00 and 60% if the ratio is less than 4.00 to 1.00.

The description above is qualified in its entirety by the amendment, which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

New Credit Agreement

The proceeds of the loans under the New Credit Agreement (the “New Term Loans”) were used to pay down outstanding term loans under the Existing Credit Agreement by $250 million and to repay outstanding revolving loans. The New Term Loans bear interest, from the date of the borrowing thereof until maturity, at a fluctuating rate per annum equal to 10.375% plus the LIBOR Rate, subject to a 1.00% LIBOR floor, determined for the applicable interest period (or ABR rates in certain circumstances).

The New Term Loans will be secured by a first priority security interest in the same collateral that secures the Existing Credit Agreement, but, under intercreditor arrangements with our Existing Credit Agreement lenders, will be second in collateral recovery behind such lenders. Prepayment of the New Term Loans is subject to a make-whole premium prior to the third anniversary of closing and a premium to par equal to 50% of coupon after the third anniversary until the fourth anniversary. Following the fourth anniversary of closing, we may redeem the New Term Loans at par. The New Term Loans mature on December 31, 2021, but if the aggregate principal amount outstanding of either our 5% Senior Notes due 2020 or our 5½% Senior Notes due 2021 exceeds $100 million ninety-one days prior to their respective maturity dates, the maturity date of the New Term Loans will accelerate to such prior ninety-first day, as applicable.

The New Credit Agreement provides for customary covenants and events of default consistent with the covenants in our Existing Credit Agreement, including limitations on additional indebtedness, liens, asset dispositions, investments, restricted payments and other negative covenants, in each case subject to exceptions. Additionally, the New Credit Agreement requires us to maintain a minimum ratio of 1.20 to 1.00 of the PV-10 of our proved reserves to our debt secured by liens ranking equally or senior to the New Term Loans (the “First-Lien Asset Coverage Ratio”). These covenants are subject to a number of important limitations and exceptions.

The events of default provided for in the New Credit Agreement include the following (subject to any applicable cure period), among other things: (i) nonpayment; (ii) inaccuracy of representations and warranties; (iii) breach of certain covenants; (iv) payment defaults under, or acceleration of, certain other indebtedness; (v) defined events of bankruptcy, insolvency and reorganization; (vi) failure of the guarantee by the Guarantors or the collateral documents securing the New Term Loans to be in full force and effect; (vii) failure to discharge certain judgments; and (viii) changes of control. If an event of default occurs or is continuing, the Administrative Agent may accelerate repayment of the New Term Loans.

All capitalized terms not defined herein shall have the meanings ascribed to them in the New Credit Agreement. The description above is qualified in its entirety by the New Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 relating to the Second-Out Credit Agreement above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.
On August 15, 2016, the Company issued a press release announcing the oversubscription and early settlement of its tender offer for its outstanding notes. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.
Statements contained in the exhibits to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure including disclosure in the Investor Relations portion of the Company’s website.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated August 12, 2016, among California Resources Corporation, as the Borrower, the several Lenders from time to time parties thereto, Goldman Sachs Bank USA, as Lead Arranger and Bookrunner, and The Bank of New York Mellon Trust Company, N.A., as Administrative Agent and Collateral Agent.

10.2
Fifth Amendment to Credit Agreement, dated August 12, 2016, among California Resources Corporation and JP Morgan Chase Bank, N.A., as Administrative Agent, a Swingline Lender and a Letter of Credit Issuer and Bank of America, N.A. as Syndication Agent, a Swingline Lender and a Letter of Credit Issuer.

99.1	Press Release of California Resources Corporation, dated August 15, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President - Finance

DATED: August 17, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated August 12, 2016, among California Resources Corporation, as the Borrower, the several Lenders from time to time parties thereto, Goldman Sachs Bank USA, as Lead Arranger and Bookrunner, and The Bank of New York Mellon Trust Company, N.A., as Administrative Agent and Collateral Agent.

10.2
Fifth Amendment to Credit Agreement, dated August 12, 2016, among California Resources Corporation and JP Morgan Chase Bank, N.A., as Administrative Agent, a Swingline Lender and a Letter of Credit Issuer and Bank of America, N.A. as Syndication Agent, a Swingline Lender and a Letter of Credit Issuer.

99.1	Press Release of California Resources Corporation, dated August 15, 2016.